Exhibit 99.1

GameSquare Achieves First Positive Adjusted EBITDA Quarter in Fourth Quarter,

Marking Inflection to Operating Profitability

Fourth quarter 2025 revenue up 142% to $18.5 million and net loss from continuing operations of $28.2 million; achieves positive adjusted EBITDA of $1.7 million, or 9.4% of reported fourth quarter revenue

Fourth quarter proforma adjusted EBITDA, including the acquisition of TubeBuddy was $2.3 million, highlighting accretive benefit of transaction

Fourth quarter gross margin increased 20.1 percentage points year-over-year to 45.9%

April 8, 2026, FRISCO, TX – GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announced financial results for the three- and twelve-months ended December 31, 2025.

“I am proud of the progress GameSquare delivered in 2025 as the platform we have been building reached an important inflection point during the fourth quarter,” said Justin Kenna, CEO of GameSquare. “Our fourth quarter results demonstrate a meaningful step change in profitability, driven by the success of our strategic investments, improved profitability across the business, and the contribution from our recently acquired creator marketing platform, Click. As a result, we delivered positive adjusted EBITDA of $1.7 million for the fourth quarter, marking a key milestone for GameSquare and demonstrating the earnings power and scalability of our operating model. In fact, when considering the contribution from TubeBuddy, our adjusted EBITDA would have been even stronger, underscoring the immediate accretive benefit of the transaction.”

Kenna continued, “GameSquare has built a differentiated ecosystem that combines data and analytics, a scaled creator talent network, integrated agency services, and proprietary owned and operated IP to deliver end-to-end solutions for brands navigating the rapidly growing creator economy. As we move forward, we expect our platform to benefit further from the addition of the 2026 first quarter acquisition of TubeBuddy, which expands our capabilities in creator enablement, audience insights, and platform-driven revenue opportunities, and is expected to contribute high gross margin revenue to our business.”

“As we move into 2026, our focus remains on driving new client relationships, expanding partnerships with existing brands, and continuing to scale sustainable revenue streams across the platform. In addition, our strong balance sheet provides the flexibility to continue investing in growth initiatives, pursue strategic opportunities, and support the ongoing expansion of our platform. We believe GameSquare is uniquely positioned as a next-generation media company at the intersection of gaming, creators, and culture, and we are excited about the opportunities ahead as the creator economy continues to grow. Based on our current momentum, we believe 2026 is shaping up to be a strong year of revenue growth and profitable annual adjusted EBITDA,” concluded Kenna.

Reported results for the three months ended December 31, 2025, compared to December 31, 2024 (unaudited)

●	Revenue of $18.5 million, compared to $7.6 million
●	Gross profit of $8.5 million, compared to $2.0 million
●	Gross margin of 45.9%, compared to 25.8%
●	Net loss from continuing operations of $28.2 million, compared to $19.5 million. The net loss in the 2025 quarter included a $20.3 million change in fair value loss on digital assets, loss on change in fair value of non-consolidated investments of $1.9 million and $12.1 million impairment expense, offset partially by $7.4 million change in fair value of warrant liability gain.
●	Adjusted EBITDA profit was $1.7 million, compared to an adjusted EBITDA loss of $3.1 million
●	Adjusted EBITDA was 9.4% of revenue, versus -40.1% of revenue

Proforma* results for the three months ended December 31, 2025 (unaudited)

●	Revenue of $20.7 million
●	Gross profit of $10.4 million
●	Gross margin of 50.3%
●	Adjusted EBITDA profit of $2.3 million, or 11.2% of proforma revenue

* Proforma financial results include TubeBuddy for the 2025 fourth quarter. All quarterly financial information and proforma is unaudited.

Reported results for the year ended December 31, 2025, compared to December 31, 2024

●	Revenue of $45.0 million, compared to $27.5 million
●	Gross profit of $19.5 million, compared to $9.5 million
●	Gross margin of 43.4%, compared to 34.3%
●	Net loss from continuing operations of $30.0 million, compared to $34.8 million. The net loss in the 2025 year included a $12.3 million change in fair value loss on digital assets, loss on change in fair value of non-consolidated investments of $1.9 million and $12.1 million impairment expense, offset partially by $7.4 million change in fair value of warrant liability gain.
●	Adjusted EBITDA loss of $4.6 million, compared to a loss of $11.9 million
●	Adjusted EBITDA loss was -10.2% of revenue, versus -43.2% of revenue

Proforma** results for the twelve months ended December 31, 2025

●	Revenue of $66.6 million
●	Gross profit of $32.6 million
●	Gross margin of 49.0%
●	Net loss from continuing operations of $26.8 million
●	Adjusted EBITDA loss of $0.4 million, or -0.6% of proforma revenue

** Proforma financial results include TubeBuddy for year ended December 31, 2025 and Click for the pre-acquisition period from January 1, 2025 to September 11, 2025. All proforma is unaudited.

Stock Repurchases

During the fourth quarter, GameSquare repurchased 2.99 million shares of its common stock for $1.7 million, representing an average price of approximately $0.58 per share.

As of March 6, 2026, GameSquare has repurchased 5.06 million shares of its common stock for $2.5 million, representing an average price of approximately $0.49 since the Company’s repurchase program started in October 2025. The Company has approximately $2.5 million remaining under its current authorization.

TubeBuddy Acquisition

On February 20, 2026 GameSquare entered into an asset purchase agreement with BENlabs to acquire TubeBuddy, an AI-enabled software and workflow platform for creators and brands focused on optimizing YouTube channel performance and audience growth.

The addition of TubeBuddy enhances GameSquare’s technology stack, expands direct relationships with creators, and creates new opportunities for data-driven brand partnerships and monetization. With the addition of TubeBuddy, GameSquare’s platform includes:

●	An AI enabled software platform with proven tools embedded into creator workflows
●	Anticipated increase to recurring software and subscription revenue
●	First-party creator and channel data capabilities
●	Powerful cross-platform brand and performance marketing solutions
●	Expands opportunities across GameSquare’s media, esports, and creator network

According to company estimates, TubeBuddy has helped more than 10 million creators on their YouTube journeys. Its technology is designed to help creators grow faster, with reported performance metrics including higher per-video views and stronger subscriber growth relative to competing solutions. TubeBuddy also serves major media companies, and global publishers.

2026 Outlook

On a proforma basis, which takes into account the Company’s plans with the TubeBuddy business as if it was acquired on January 1, 2026, the Company is reiterating its previously announced annual financial guidance for fiscal year 2026. The Company’s annual guidance for 2026 includes:

●	Revenue of $85 million to $90 million
●	Gross margin of 35% to 40%
●	Adjusted EBITDA of over $5 million

Adjusted EBITDA guidance excludes items such as transaction costs, impairments, and other one-time expenses, and that a reconciliation is not provided due to forward-looking uncertainty and unreasonable efforts.

GameSquare’s Treasury Management Assets at December 31, 2025:

●	Ethereum (“ETH”) Assets: The Company held 15,287.88 ETH, 13,944.57 of which was in its onchain yield strategy with Dialectic.
●	NFT Holdings: The Company held $1.9 million in NFTs. During the first quarter of 2026, the Company sold its Cowboy Ape NFT for cash proceeds of $1.515 million. The Company sold its remaining 7 crypto punk NFTs for ETH worth $431 thousand at time of sale.
●	Altcoin Assets: The Company had $2.0 million of altcoins on its balance sheet at December 31, 2025, in $Anime and $Rekt Coin.
●	Yield Strategy: GameSquare’s onchain yield strategy with Dialectic achieved a yield of $1.1 million for the period from August 1, 2025 to December 31, 2025.
●	Total Digital Asset Treasury Assets + Cash: The Company had $52.0 million in ETH, Altcoin investments, interests in the Dialectic onchain yield strategy and cash, or $0.53 per share as of December 31, 2025. Cash at December 31, 2025, was $4.6 million, with an additional $1.8 million in restricted cash.

Use of Non-GAAP Financial Measures

This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). These Non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company’s reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. GameSquare’s management uses these Non-GAAP measures for internal budgeting and forecasting purposes and to evaluate GameSquare’s financial performance. GameSquare’s management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Management’s use of Non-GAAP Measures” that accompany this press release.

Conference Call Details

Justin Kenna, CEO, and Mike Munoz CFO are scheduled to host a conference call with the investment community. Analysts and interested investors can join the call via the details below:

Date: April 8, 2026

Time: 5:00 pm ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=4tsUvi1i

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare (NASDAQ:GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Esports, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. As a digital-native business, GameSquare provides brands with unparalleled access to world-class creators and talent, delivering authentic connections across gaming, esports, and youth culture. Complementing our operating strategy, GameSquare has developed an innovative treasury management program designed to generate yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to support its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Holdings, Inc.

Consolidated Balance Sheets

	December 31 2025	December 31, 2024
Assets
Cash	$4,604,781	$12,094,950
Restricted cash	1,769,552	1,054,030
Accounts receivable, net	8,733,159	21,330,847
Digital assets	5,987,720	-
Government remittances	343,488	119,721
Promissory note receivable, current	-	379,405
Prepaid expenses and other current assets	771,902	1,493,619
Total current assets	22,210,602	36,472,572
Investments	383,503	2,199,909
Investment in ETH fund	41,374,063	-
Promissory note receivable, non-current	549,000	9,212,785
Property and equipment, net	114,054	303,950
Goodwill	5,912,230	12,704,979
Intangible assets, definite lived, net	5,414,452	15,265,736
Intangible assets, indefinite lived	1,945,962	-
Right-of-use assets	1,398,515	2,570,516
Total assets	$79,302,381	$78,730,447
Liabilities and Shareholders’ Equity
Accounts payable	$21,929,984	$27,349,372
Accrued expenses and other current liabilities	6,788,876	13,694,179
Players liability account	47,535	47,535
Deferred revenue	3,952,295	2,726,121
Current portion of operating lease liability	441,485	748,916
Line of credit	-	3,501,457
Promissory notes payable, current	2,000,000	-
Convertible debt carried at fair value, current	-	6,481,704
Warrant liability	1,626,832	14,314
Deferred purchase consideration	3,996,548	-
Arbitration reserve	93,041	199,374
Total current liabilities	40,876,596	54,762,972
Convertible debt carried at fair value, non-current	-	9,908,784
Contingent purchase consideration, non-current	807,000	-
Deferred tax liability	810,704	-
Operating lease liability	1,154,341	2,054,443
Total liabilities	43,648,641	66,726,199
Commitments and contingencies (Note 20)
Preferred stock ($0.0001 par value, 50,000,000 authorized, 3,433 and 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	3,924,296	-
Common stock ($0.0001 par value, 100,000,000 shares authorized, 98,066,751 and 32,635,995 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	9,807	3,264
Additional paid-in capital	195,158,882	119,438,370
Treasury stock	(580,715)	-
Accumulated other comprehensive loss	(586,991)	(208,617)
Non-controlling interest	-	14,942,287
Accumulated deficit	(162,271,539)	(122,171,056)
Total shareholders’ equity	35,653,740	12,004,248
Total liabilities and shareholders’ equity	$79,302,381	$78,730,447

GameSquare Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Quarterly information unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue	$18,456,656	$7,613,497	$44,999,302	$27,543,856
Cost of revenue	9,983,230	5,650,471	25,483,725	18,089,950
Gross profit	8,473,426	1,963,026	19,515,577	9,453,906
Operating expenses:
General and administrative	5,851,314	4,543,092	19,617,981	16,349,369
Selling and marketing	1,384,922	1,187,425	5,573,321	5,304,119
Research and development	499,565	441,670	2,049,943	1,889,624
Depreciation and amortization	394,670	342,019	1,122,459	1,367,023
Contract exit costs	2,207,463	(310,319)	1,393,086	19,848
Impairment expense	12,103,653	12,548,476	12,103,653	12,548,476
Other operating expenses	502,597	2,931,041	2,890,420	6,348,728
Total operating expenses	22,944,184	21,683,404	44,750,863	43,827,187
Loss from continuing operations	(14,470,758)	(19,720,378)	(25,235,286)	(34,373,281)
Other income (expense), net:
Interest income (expense)	276,419	174,058	586,152	156,986
Loss on debt extinguishment	-	-	-	(1,032,070)
Change in fair value of convertible debt carried at fair value	-	201,390	289,883	559,212
Change in fair value of investment	(1,949,909)	(473,563)	(1,949,909)	(473,563)
Change in fair value of warrant liability	7,440,081	5,067	7,447,356	84,449
Arbitration settlement reserve	71,050	(22,958)	106,333	229,250
Realized and change in unrealized gain (loss) on digital assets and investment in ETH fund	(20,323,868)	-	(12,263,719)	-
Other income (expense), net	836,312	308,104	1,052,589	62,038
Total other income (expense), net	(13,649,915)	192,098	(4,731,315)	(413,698)
Loss from continuing operations before income taxes	(28,120,673)	(19,528,280)	(29,966,601)	(34,786,979)
Income tax expense	(63,721)	-	(63,721)	-
Net income (loss) from continuing operations	(28,184,394)	(19,528,280)	(30,030,322)	(34,786,979)
Net income (loss) from discontinued operations	(2,933,696)	(10,051,836)	(12,088,293)	(19,521,641)
Net loss	(31,118,090)	(29,580,116)	(42,118,615)	(54,308,620)
Net loss attributable to non-controlling interest	-	3,188,180	2,018,132	5,557,713
Net loss attributable to attributable to GameSquare Holdings, Inc.	$(31,118,090)	$(26,391,936)	$(40,100,483)	$(48,750,907)

Comprehensive loss, net of tax:
Net loss	$(31,118,090)	$(29,580,116)	$(42,118,615)	$(54,308,620)
Change in foreign currency translation adjustment	(62,988)	(449,723)	(378,374)	(76,536)
Comprehensive loss	(31,181,078)	(30,029,839)	(42,496,989)	(54,385,156)
Comprehensive loss attributable to non-controlling interest	-	3,188,180	2,018,132	5,557,713
Comprehensive loss	$(31,181,078)	$(26,841,659)	$(40,478,857)	$(48,827,443)

Income (loss) per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution:
From continuing operations	$(0.29)	$(0.60)	$(0.46)	$(1.25)
From discontinued operations	(0.03)	(0.21)	(0.15)	(0.50)
Loss per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution	$(0.32)	$(0.81)	$(0.61)	$(1.75)
Weighted average common shares outstanding - basic and diluted	98,307,039	32,423,558	65,716,286	27,897,987

Management’s use of Non-GAAP Measures

This release contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

We believe EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “EBITDA” as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and other non-cash items, including, but not limited to (i) share based compensation expense, (ii) transaction costs related to merger and acquisition activities, (iii) arbitration settlement reserves and other non-recurring legal settlement expenses, (iv) contract exit costs, primarily comprised of employee severance resulting from integration of acquired businesses, (v) impairment of goodwill and intangible assets, (vi) gains and losses on extinguishment of debt, (vii) change in fair value of assets and liabilities adjusted to fair value on a quarterly basis, (viii) gains and losses from discontinued operations, and (ix) net income (loss) attributable to non-controlling interest.

Reconciliation of Non-GAAP Measures

A reconciliation of Adjusted EBITDA to the most directly comparable measure determined under US GAAP is set out below. (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net loss	$(31,118,090)	$(29,580,116)	$(42,118,615)	$(54,308,620)
Interest (income) expense, net	(276,419)	(174,058)	(586,152)	(156,986)
Income tax expense	63,721	-	63,721	-
Amortization and depreciation	394,670	342,019	1,122,459	1,367,023
Share-based payments	975,116	850,762	2,881,450	2,139,246
Realized and change in unrealized (gain) loss on digital assets and investment in ETH fund	20,323,868	-	12,263,719	-
Transaction costs	502,597	2,931,041	2,890,420	6,348,728
Arbitration settlement reserve	(71,050)	22,958	(106,333)	(229,250)
Contract exit costs	2,207,463	(310,319)	1,393,086	19,848
Gain on shares issued for AP settlement	(817,883)	-	(817,883)	-
Loss on extinguishment of debt	-	-	-	1,032,070
Change in fair value of investment	1,949,909	473,563	1,949,909	473,563
Change in fair value of warrant liability	(7,440,081)	(5,067)	(7,447,356)	(84,449)
Change in fair value of convertible debt carried at fair value	-	(201,390)	(289,883)	(559,212)
Loss (gain) on disposition of subsidiary	-	-	(2,721,953)	(3,009,891)
Impairment expense	12,103,653	12,548,476	12,103,653	12,548,476
Loss from discontinued operations	2,933,696	10,051,836	14,810,246	22,531,532
Adjusted EBITDA	$1,731,170	$(3,050,295)	$(4,609,512)	$(11,887,922)